Exhibit 21

Level 3 Communications, Inc.
Subsidiaries of the Registrant

Asia Pacific:	Jurisdiction
AmSoft Information Services Limited	Mauritius
Global Crossing Australia Pty Limited	Australia
Global Crossing Hong Kong Limited	Hong Kong
Global Crossing Japan KK	Japan
Global Crossing Singapore Pte. Ltd.	Singapore
Level 3 Communications K.K.	Japan
Level 3 CDN Hong Kong, Limited	Hong Kong
WilTel Communications Pty Limited	Australia
Bermuda:
Atlantic Crossing Ltd.	Bermuda
GC Crystal Holdings Ltd.	Bermuda
Global Crossing Asia Holdings Ltd.	Bermuda
Global Crossing Australia Holdings Ltd.	Bermuda
Global Crossing Holdings Limited	Bermuda
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Global Crossing Network Center Ltd.	Bermuda
Level 3 GC Limited	Bermuda
Old GMS Holdings Ltd.	Bermuda
PAC Panama Ltd.	Bermuda
South American Crossing Holdings Ltd.	Bermuda
Europe:
Corvis Netherlands Holdings, B.V.	The Netherlands
Corvis Netherlands Operating B.V.	The Netherlands
Fibernet GmbH	Germany
GC IMPSAT Holdings Nederland B.V.	The Netherlands
GC Pan European Crossing France s.a.r.l.	France
Global Crossing Ireland Limited	Ireland
Global Crossing PEC Belgium b.v.b.a.	Belgium
Global Crossing PEC Czech s.r.o.	Czech Republic
Global Crossing PEC Danmark ApS	Denmark
Global Crossing PEC Deutschland GmbH	Germany
Global Crossing PEC Espana S.A.	Spain
Global Crossing PEC Italia s.r.l.	Italy
Global Crossing PEC Luxembourg I S.a.r.l.	Luxembourg
Global Crossing PEC Luxembourg II S.a.r.l.	Luxembourg
Global Crossing PEC Nederland B.V.	The Netherlands
Global Crossing PEC Norge AS	Norway
Global Crossing PEC Österreich GmbH	Austria
Global Crossing PEC Switzerland AG	Switzerland

Global Crossing PEC Telekomünikasyon Hizmetleri Limited Şirketi	Turkey
Global Crossing PEC Holdings B.V.	The Netherlands
Global Crossing Services Europe Limited	Ireland
Global Crossing Services Ireland Limited	Ireland
Global Crossing Sverige A.B.	Sweden
Global Crossing Ukraine	Ukraine
Level 3 Communications SLU	Spain
Level 3 Communications (Ireland) Limited	Ireland
Level 3 Communications A.B.	Sweden
Level 3 Communications AG	Switzerland
Level 3 Communications AS	Norway
Level 3 Communications B.V.	The Netherlands
Level 3 Communications EOOD	Bulgaria
Level 3 Communications GmbH	Germany
Level 3 Communications GmbH SP z.o.o.	Poland
Level 3 Communications Kft.	Hungary
Level 3 Communications Limited	Ireland
Level 3 Communications Oy	Finland
Level 3 Communications S.r.L.	Italy
Level 3 Communications S.R.L.	Romania
Level 3 Communications s.r.o	Czech Republic
Level 3 Communications SARL	Luxembourg
Level 3 Communications SAS	France
Level 3 Communications spol. s.r.o.	Slovakia
Level 3 Communications, S.A.	Belgium
Level 3 Development B.V.	The Netherlands
Level 3 Europe B.V.	The Netherlands
Level 3 Holdings, B.V.	The Netherlands
Level 3 telekomunikacijske storitve d.o.o.	Slovenia
North America:
ALC Communications Corporation	Delaware
Ameritel Management, Inc.	British Columbia
BioClean Fuels, Inc.	Delaware
Broadwing, LLC	Delaware
Broadwing Communications, LLC	Delaware
BTE Equipment, LLC	Delaware
CCC Canada Holding, Inc.	Delaware
Continental Holdings Inc.	Wyoming
Continental Level 3, Inc.	Delaware
Continental Mineral Sales, Inc.	Delaware
Corvis Canada Inc.	Quebec
Corvis Equipment, LLC	Delaware
Corvis Gratings Company	Canada
Eldorado Acquisition Two, Inc.	Delaware
Front Range Insurance Company, Inc.	Hawai’i

FTV Communications, LLC	Delaware
KMI Continental Lignite, Inc.	Delaware
HQ Realty, Inc.	Delaware
Global Crossing Americas Solutions, Inc.	Delaware
Global Crossing Bandwidth, Inc.	California
Global Crossing Development Co.	Delaware
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telemanagement VA, LLC	Virginia
GT Landing II Corp.	Delaware
Impsat Fiber Networks, Inc.	Delaware
Legend Circle Holdings, Inc.	Delaware
Level 3 Asia, Inc.	Delaware
Level 3 CDN International, Inc.	Delaware
Level 3 Communications, LLC	Delaware
Level 3 Communications Canada Co.	Nova Scotia
Level 3 Communications of Virginia, Inc.	Virginia
Level 3 Enhanced Services, LLC	Delaware
Level 3 Financing, Inc.	Delaware
Level 3 EON, LLC	Delaware
Level 3 Holdings, Inc.	Delaware
Level 3 International, Inc.	Delaware
Level 3 International Services, Inc.	Delaware
Orygen, LLC	Delaware
SR91 Corp.	California
TelCove FWL, Inc.	Delaware
TelCove of Pennsylvania, LLC	Delaware
TelCove Operations, LLC	Delaware
The Continental Group of Canada, Inc.	Ontario
Vyvx, LLC	Delaware
Whitney Holding Corp.	Nebraska
WilTel Communications Network, Inc.	New Brunswick
WilTel Communications, LLC	Delaware
XCOM Technologies of New York, Inc.	New York
South America, Mexico & Caribbean:
GC SAC Argentina S.R.L.	Argentina
G.C. St. Croix Company, Inc.	U.S. Virgin Islands
Global Crossing Argentina S.A.	Argentina
Global Crossing Chile S.A.	Chile
Global Crossing Colombiana Ltda.	Colombia
Global Crossing Colombia S.A.	Colombia
Global Crossing Comunicacoes do Brasil Ltda.	Brazil

Global Crossing Comunicaciones Ecuador S.A.	Ecuador
Global Crossing Costa Rica S.R.L.	Costa Rica
Global Crossing Landing Mexicana S. de R.L.	Mexico
Global Crossing Mexicana, S. de R.L. de C.V.	Mexico
Global Crossing Mexicana II, S. De R.L. de C.V.	Mexico
Global Crossing Panama, Inc.	Panama
Global Crossing Peru S.A.	Peru
Global Crossing Servicios, S. de R. L. de C. V.	Mexico
Global Crossing Venezuela S.A.	Venezuela
Impsat Participacoes E Comercial Ltda.	Brazil
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Panama, S.A.	Panama
SAC Peru S.R.L.	Peru
Telecom Infrastructure Hardware S.R.L.	Peru
Williams Communicaciones Chile Limitada (Chile)	Chile
WilTel Communications (Cayman) Limited	Cayman Islands
WilTel International Telecom (Chile) Limited	Cayman Islands
United Kingdom:
Fibernet UK Limited	England & Wales
GC Impsat Holdings I Limited	England & Wales
GC Impsat Holdings II Limited	England & Wales
GC Impsat Holdings III Limited	England & Wales
Global Crossing (Bidco) Limited	England & Wales
Global Crossing Conferencing Limited	England & Wales
Global Crossing Europe Limited	England & Wales
Global Crossing Financial Markets Limited	England & Wales
Global Crossing (UK) Finance Plc	England & Wales
Global Crossing (UK) Telecommunications Limited	England & Wales
Level 3 Communications Limited	England & Wales
Level 3 Communications (Austria) Ltd.	England & Wales
Level 3 Communications (Denmark) Ltd.	England & Wales
Level 3 Communications (Servecast) Limited	England & Wales
Pan American Crossing UK Ltd	England & Wales